EXHIBIT 23.1

Consent of Independent Registered Public Accounting Firm
The Board of Directors
Jones Lang LaSalle Incorporated:

We consent to the incorporation by reference in the registration statements (Nos. 333-193553, 333‑180406, 333-180405, 333-133887, 333-117024, 333-110366, 333-42193, 333-73860, 333-69810, 333-50720,) on Form S-8 and on Form S-8 and (Nos. 333-182399, 333-159854, 333-153029, 333-70969) on Form S-3 of Jones Lang LaSalle Incorporated of our reports dated February 26, 2014, with respect to the consolidated balance sheets of Jones Lang LaSalle Incorporated and subsidiaries as of December 31, 2013 and 2012, and the related consolidated statements of comprehensive income, change in equity and cash flows for each of the years in the three-year period ended December 31, 2013, and the effectiveness of internal control over financial reporting as of December 31, 2013, which reports appear in the December 31, 2013 annual report on Form 10‑K of Jones Lang LaSalle Incorporated.

/s/ KPMG LLP
Chicago, Illinois
February 27, 2014